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                                                                   Exhibit 10.01

                                MASTER AGREEMENT

This Master Agreement is made as of this 2nd day of July, 2001, between NASHUA CORPORATION, with its principal offices at 11 Trafalgar Square, Nashua, New Hampshire 03063 (hereinafter "Nashua") and the FASSON ROLL NORTH AMERICA DIVISION OF AVERY DENNISON CORPORATION, with its principal offices at 7590 Auburn Road, Painesville, Ohio 44077 (hereinafter "Fasson").

RECITALS:

A. Fasson and Nashua desire to optimize their respective manufacturing capabilities and efficiencies for certain products.

B. Nashua and Fasson commit to become a significant supplier as well as a long term customer of each other for certain products which each can utilize in their respective business operations.

C. The parties wish to facilitate the transition to mutual supplier and customer as well as establish an ongoing cooperative framework to allow the parties to explore the opportunities to supply other products which each party may currently produce or new products which may develop in the future.

Therefore, the parties have agreed to enter into this Master Agreement to establish the ongoing basis for the cooperative relationship as well as attached sub-agreements entered into as of this date to implement specific actions and activities in furtherance of this Master Agreement.

1.  FRAMEWORK

    1.1 The parties agree that this Master Agreement sets forth the general agreement between the parties and establishes the process whereby the parties shall work together to manage the relationship and on an ongoing basis to explore other opportunities to supply each other with new or additional products.

    1.2 This Master Agreement has attached to it the following sub-agreements ("sub-agreements"):

          Attachment A:  Asset Purchase and License Agreement
          Attachment B:  Equipment Lease Agreement
          Attachment C:  Fasson Supply Agreement
          Attachment D:  Nashua Corporation Supply Agreement

    1.3 This Master Agreement may from time to time have modifications to existing sub-agreements or additional sub-agreements attached hereto, covering other products or services which each party would supply to the other in support of the objectives of this Master Agreement.

2.  ESTABLISHMENT OF TEAMS

    2.1 Each party agrees to appoint a standing team to work with its counterpart to oversee and manage this contractual relationship between the parties.

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    2.2   Each team will have a chairperson and three members.

    2.3 Each chairperson shall act as the focal point for communications between the teams and will be responsible for coordinating meetings between the teams.

    2.4 The teams shall meet at least twice a year at dates mutually agreeable by the chairpersons.

    2.5 These meetings will cover at a minimum the following: current status of purchasing activities between the parties; possible cost reduction opportunities on the purchasing activities; any issues relating to the ongoing relationship and agreements; and new opportunities for each party to supply additional products or services to the other.

3.  TERM

This Master Agreement shall remain in effect until the expiration of the term or any renewal term of all of the related sub-agreements and shall automatically be renewed if and when any of the sub-agreements are renewed. However, if Attachment B is the only sub-agreement in effect then Section 2 of this Master Agreement shall lapse.

4.  INTELLECTUAL PROPERTY

Each party maintains full control of its own respective intellectual property including all patents, licenses, trade names, service marks, trade secrets and other proprietary information. This Master Agreement and related sub-agreements do not create any license or rights to use either parties' intellectual property unless it is specifically addressed in a specific attached sub-agreement and then only to the extent set forth in the specific sub-agreement and the specific products described in that sub-agreement.

5.  PROPRIETARY INFORMATION

    5.1 The parties may from time to time share proprietary or confidential information with the other party during the course of this Master Agreement and attached sub-agreements. The parties agree they shall only use such proprietary or confidential information for the purposes of furthering the objectives of this Master Agreement and attached sub-agreements and said confidential information shall not be used for any other purpose. The parties agree to protect any such discussed proprietary or confidential information using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as the recipient of the information uses to protect its own confidential information of a like nature.

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    5.2   The parties agree to hold such information received from the other party, and not disclose it to any third party for a period of one (1) year from the expiration of this Master Agreement and all of the attached sub-agreements.

    5.3 This obligation does not apply to information which was (a) in the possession of the recipient prior to this Master Agreement except for information exchanged under a current Non-Disclosure Agreement; (b) is or becomes part of a public record; (c) is rightfully received from a third party without a duty of confidentiality; (d) is disclosed under operation of law; (e) is independently developed by the recipient; or
          (f) is disclosed after receiving the prior written approval of the other party.

6.  TERMINATION

    6.1 This Master Agreement and each of the attached sub-agreements may be terminated upon (a) a party's breach of a material term and condition in the corresponding agreement and the failure to cure such a breach upon sixty (60) days written notice from the non-breaching party; or
          (b) upon one party (i) ceasing to function as an ongoing concern by announcing or ending all operations; (ii) making an assignment for the benefit of creditors; (iii) becoming the subject of any proceeding under any applicable bankruptcy, receivership, insolvency, or similar laws which is not dismissed within thirty (30) days; or (iv) liquidating or dissolving.

    6.2 Notwithstanding the foregoing, if one of the parties becomes subject to a proceeding under 11 USC 100 et seq and any similar section added by amendment (the "Bankruptcy Laws"), such party agrees to determine and affirmatively seek to either assume or reject this Master Agreement and the sub-agreements in accordance with the Bankruptcy Laws within sixty (60) days of the entry of an order for relief on behalf of that party under the Bankruptcy Laws. If such party fails to make such assumption or rejection as stated above, such party agrees to not oppose a motion filed by the other party seeking an order to compel assumption or rejection.

7.  WARRANTIES

    7.1 Each party represents and warrants that it has good and clear title to its products and materials relating thereto and all rights with respect thereto, or that it has acquired such right from the owner thereof to license, market or otherwise distribute its products to customers as provided under this Master Agreement. Each party further warrants that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights and that each party is free of any obligation that would prevent it from entering into this Master Agreement.

    7.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS MASTER AGREEMENT.

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    7.3   The provisions of paragraphs 7.1 and 7.2 shall survive any termination of this Master Agreement.


8.  ASSIGNMENT

    8.1 Neither party shall assign this Master Agreement and/or related sub-agreements to any third party without the prior written consent of the other party. The party who is requested to provide its consent may withhold such consent until the third party agrees in writing to be bound by the terms of this Master Agreement and/or related sub-agreements.

    8.2 If Nashua sells or transfers substantially all of its material assets or operations directly involved in the performance of obligations under any of the sub-agreements and the purchaser of such assets or operations does not agree in writing to be bound to the terms of the corresponding sub-agreement, the provisions of Section 13 of Attachment A, Asset Purchase and License Agreement, shall apply.

    8.3 This Master Agreement and related sub-agreements, and the rights and obligations of each party hereunder shall be binding upon and shall inure to the benefit of the respective successors and assigns of each of the parties.

9.  INDEPENDENT PARTIES

    9.1 Each party is an independent party and this Master Agreement and attached sub-agreements are not intended to create any business combination, joint venture, or partnership. Further, each party has full and complete control of their respective products and this Master Agreement does not inhibit, restrain, or in any way control or limit each party's marketing, promoting, or selling of any products.

    9.2 This Master Agreement and attached sub-agreements shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against, or in the name of, or on behalf of the other party. This Master Agreement shall not create any rights in any customer, or any other person or entity not a party to this Master Agreement.

10.  PUBLICITY

Neither party may disclose any of the terms of this Agreement or the sub-agreements without the prior written consent of the other party or as may be required by law or regulation. Neither party will issue a press release concerning the transactions contemplated by this Agreement without first allowing the other party the opportunity to review such release and give its prior written approval, which approval will not be unreasonably withheld.

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11.  NOTICES

Any and all written notices, communications and deliveries between Fasson and Nashua with reference to this Master Agreement shall be sufficiently made on the date of mailing if sent registered or certified mail to the respective address, subject to change upon written notice, of the other party as follows:

           In the case of Fasson:  Fasson Roll North America
                                   7590 Auburn Road
                                   Painesville, Ohio 44077
                                   Attn: Law Department

           In the case of Nashua:  Nashua Corporation
                                   11 Trafalgar Square, 2nd Floor
                                   Nashua, NH 03063
                                   Attn: Legal Department

12.  AMENDMENT

Any amendment to this Master Agreement or any attached sub-agreements must be in writing and signed by both parties.

13.  FORCE MAJEURE

If performance of any part of this Master Agreement and/or any of the attached sub-agreements by either party is prevented or delayed by reason of any cause beyond the control of and without the fault of the party affected (including without limitations acts of God, acts of the other party, acts of civil or military authority including governmental priorities, fires, floods, epidemics, wars and riots) and which cannot be overcome by diligence, the party affected shall be excused from such performance to the extent that it is necessarily prevented or delayed thereby during the continuance of any such happening or event, and the corresponding agreement shall be deemed suspended so long as the extent that any such cause prevents or delays its performance; provided, however, that after sixty (60) cumulative days of such suspension on the part of one party, the other party may at its discretion terminate without liability its obligations under the corresponding agreement to the extent that the affected party's performance has been prevented or delayed. In order to obtain a suspension under this section, the party delayed shall send written notice of the delay and the reason therefore to the other party within five (5) business days from the time the party delayed, knew the force majeure in question.

14.  ENFORCEABILITY

    14.1 No delay or failure of either party in exercising any right hereunder and no partial or single exercise hereof shall be deemed to constitute the waiver of such right or any other rights hereunder.

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    14.2  If any provisions of this Master Agreement or attached sub-agreements shall become inoperative or unenforceable as applied in a particular case or becomes in conflict with any other provisions hereof, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance. The invalidity of any one or more phrases, sentences, clauses or sections contained in this Master Agreement or attached sub-agreements or any part thereof shall not effect the enforceability of the remainder of the Master Agreement or attached sub-agreements.

15.  ABSENCE OF LITIGATION

There are no pending or threats of actions or proceedings before any court or administrative agency which may adversely affect either party's ability to perform their obligations in accordance with this Master Agreement or attached sub-agreements.

16.  INFORMATION

Each party agrees to provide upon request of the other party financial information and other information such as may be reasonably required in order for the requesting party to determine the financial responsibility and stability of the other party.

17.  LIMITED LIABILITY

Neither party shall be liable for consequential damages (including but not limited to lost profits) with respect to the Master Agreement or related sub-agreements or any portions thereof.

18.  GOVERNING LAW

The laws of the State of Delaware without regard to its conflict of laws principles shall govern with respect to this Master Agreement or related sub-agreements and any questions which may arise under this Master Agreement.

19.  DISPUTE RESOLUTION

    19.1 If a dispute arises between the parties during the duration of this Master Agreement or any attached sub-agreement, the parties agree to the following dispute resolution procedure:

          (a) Either party will provide written notice to the other of the dispute.

          (b) The Group Vice President of Fasson and the Vice President, CFO of Nashua shall meet within ten (10) business days in a good faith attempt to resolve the dispute, or mutually agree upon an action plan to resolve the dispute.

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          (c) If a resolution to the dispute or a mutually agreeable action plan is not received within ten (10) business days of the meeting referenced in subsection (b) above, then either party may request an escalation to the next level review.

          (d) The dispute is then brought to the attention of the President of each respective company. The Presidents shall meet within ten (10) business days in an attempt to resolve the dispute or mutually agree upon an action plan to resolve the dispute.

          (e) If a resolution to the dispute or a mutually agreeable action plan is not received within ten (10) business days from the date of the meeting of the Presidents, then either party may proceed to the next step.

    19.2 If the dispute is not resolved in accordance with paragraph 19.1 above, then the matter will be submitted to the American Arbitration Association (AAA) for resolution (including, if applicable, a determination as to the proper damages for the breach of the Master Agreement or attached sub-agreements, subject to the terms of this Agreement and the attached sub-agreements). The Master Agreement and the attached sub-agreements will remain in effect during the time the arbitration proceeding is in process. Termination of the Master Agreement and any of the attached sub-agreements can only be made pursuant to the terms of those agreements.

    19.3 Arbitration will be held in Philadelphia, Pennsylvania under the common arbitration rules and expedited arbitration practices of the AAA. There will be one arbitrator who will have the authority to resolve all disputes and matters relating to the Master Agreement and attached sub-agreements. The decision of the arbitration shall be binding on both parties and may be recorded and enforced in the appropriate federal courts.

20.  INTERPRETATION AND PRECEDENCE OF AGREEMENTS

If there is an issue of interpretation or conflict in the terms and conditions among and between the terms and conditions of the Master Agreement or any attached sub-agreement, the following precedence process is to be utilized:

     (a) Each attached sub-agreement's terms and conditions only apply to any activity under that specific sub-agreement and are not to be considered in any interpretation of any other sub-agreement.

     (b) If an issue arises between interpretation of an attached sub-agreement and the Master Agreement, the Master Agreement takes precedence and must be considered in any interpretation of any specific sub-agreement.


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21.  INTEGRATION

This Master Agreement and the attached sub-agreements set forth the complete and exclusive agreement and understanding of the parties relating to the subject matter contained herein and therein and merges all prior communication between them.

22.  HEADINGS

The headings to the various provisions of this Master Agreement and attached sub-agreements are for reference purposes only and shall not be construed as affecting the meaning or interpretation of this Master Agreement or attached sub-agreements.

23.  COUNTERPARTS

This Master Agreement and attached sub-agreements may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have as of the Effective Date duly executed this Master Agreement, in duplicate, by their respective representative thereunto duly authorized.

NASHUA CORPORATION                          FASSON ROLL NORTH AMERICA,
                                            A DIVISION OF AVERY DENNISON
                                            CORPORATION

By: /s/ Andrew B. Albert                    By: /s/ Christian A. Simcic
   -----------------------------------         ---------------------------------
  Name:  Andrew B. Albert                     Name:  Christian A. Simcic
  Title: Chairman, President and Chief        Title: Group Vice President
         Executive Officer                           Fasson Roll Worldwide

Date:  July 6, 2001                         Date:  July 6, 2001




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